UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2010

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28321	90-0226181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

940 N.W. 1st Street, Fort Lauderdale, Florida 33311
(Address of Principal Executive Office) (Zip Code)

(954) 462-5570
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2010 Brownie’s Marine Group, Inc. (the "Company") expanded its board of directors to three members by written consent of the board of directors.  Mikkel Pitzner and Wesley Armstrong were appointed by Robert Carmichael, the sole member of the Company’s board of directors, to fill the newly created vacancies on the board of directors (see Item 5.03 below).

Mr. Pitzner has served as chief executive officer of Copenhagen Limousine Service since 1996, a corporate limousine service company based in Denmark. Since 2001 he has served as chief executive officer of The Private Car Company, also a corporate transportation company located in Denmark. Since 2007, he has been a partner and board member with FT Group Holding, an advertising company based in Denmark and Sweden. From 2003 through 2005 he owned and operated Halcyon Denmark, an importer and distributor of Halcyon diving products.  The Company’s chief executive officer is an affiliate of Halcyon Manufacturing, Inc.  He also serves on the board of directors of VMC Pitzner, AGJ Pitzner, SMCE Pitzner, Corona Pitzner, construction companies in Denmark.  Mr. Pitzner currently owns approximately 990,182 shares of the Company’s common stock.  He also owns warrants exercisable to purchase up to147,727 shares of the Company’s common stock, exercisable at $0.22 per share and options to purchase up to 75,000 shares of the Company’s common stock, exercisable at $0.25 per share which were issued under a consulting agreement.

Mr. Armstrong has over 25 years of experience in business and government.  Since 2008, he has served as vice president of myplaninput, llc, an economic and community development consulting firm.  He also currently serves as president of westhefinancialplanner, llc a registered investment advisor in North Carolina. From 2007 to 2008 Armstrong was a financial consultant with Southern Community Bank in Greensboro, NC.  From 2006 to 2007 he was Vice President at Wachovia Securities in Greensboro, North Carolina.  Mr. Armstrong serves on the Board of Advisors for the Department of Interior Architecture at UNC-Greensboro.  He holds advanced certifications in City Planning and Financial Planning.  From 2004 through 2006 he served as vice president at First Tennessee Bank.  He owns 100,000 restricted shares of the Company’s common stock and options to purchase 75,000 shares of the Company’s commons stock exercisable at $0.25 per share which were issued under a consulting agreement.

The Company has entered into general consulting agreements with Mr. Pitzner and Mr. Armstrong, which provide for the issuance of the options referenced above.  The consulting agreements recently expired.

Except as otherwise disclosed herein, there are no related party transactions between the Company and the newly appointed directors requiring disclosure under Item 404(a) of Regulation S-K.

Except as otherwise disclosed herein, no arrangements or understandings and no family relationships exist between Mr. Pitzner and the Company or any director or executive officer of the Company.  Except as otherwise disclosed herein, no arrangements or understandings and exist between Mr. Armstrong and the Company or any director or executive officer of the Company.  Mr. Armstrong is a cousin of the Company’s chief executive officer.  Mr. Armstrong and Mr. Pitzner are determined to be “independent directors” as defined under NASDAQ Rule 4200(a)(15).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2010, the board of directors amended the Company’s bylaws to permit the members of the board of directors to fill any vacancy on the board of directors without shareholder vote.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Amendment to Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: December 7, 2010	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer